UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2023

Financial Strategies Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41133	85-1792560
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7503 Maribeth Drive

Dallas, Texas

75252

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 560-4815

2626 Cole Avenue, Suite 300, Dallas, Texas, 75204

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FXCO	The Nasdaq Stock Market LLC
Warrants to acquire one share of Class A Common Stock	FXCOW	The Nasdaq Stock Market LLC
Rights to acquire one-tenth of one share of Class A Common Stock	FXCOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The company has received on April 26, 2023 a commitment from Temmelig Investor LLC to fund the Compyny’s Nasdaq fees.

Accordingly, on April 26, 2023, the Company issued an unsecured promissory note in the principal amount of $150,000 (the “Promissory Note”) to an affiliate of the Co-Sponsors, Temmelig Investor LLC, a Delaware limited liability company (the “Lender”), pursuant to which the Lender agreed to loan to the Company $150,000 in connection with Nasdaq's listing fees (the “Listing Fees”). The Note bears interest at the rate of 10% per annum and will mature upon the earlier of thirty days from the date that the Company consummates an initial business combination and one year from the date of issuance.

In the event that the Company does not consummate a Business Combination, the Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. Upon the consummation of a Business Combination, the Lender may elect to convert any portion or all of the amount outstanding under the Promissory Note into private units of the Company (each, a “Private Unit”), each Private Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), one warrant to purchase one share of Common Stock and one right to receive one-tenth of one share of Common Stock upon the consummation of a Business Combination, at a conversion price of $10.00 per Private Unit. Such Private Units will be identical to the private placement units issued to the Co-Sponsors at the time of the IPO.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2023, Financial Strategies Acquisition Corp., a Delaware corporation (the “Company”), received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(f) because it has not paid certain fees to Nasdaq. The Company’s past due fee balance currently totals $133,000.

The Nasdaq notice has no immediate impact on the listing or trading of the Company’s securities on the Nasdaq Stock Market.

The Company will be delisted unless it appeals this determination as described pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. If the Company elects not to appeal, then trading of its common stock will be suspended at the opening of business May 2, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Under Nasdaq rules, a hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. However, there can be no assurance that Nasdaq will accept the Company’s appeal.

The Company decided to appeal Nasdaq’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Promissory Note, dated April 26, 2023 issued to Temmelig Investor LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2023

Financial Strategies Acquisition Corp.

By:	/s/ Alexander V. Schinzing
Name: Alexander V. Schinzing
Title: Chief Executive Officer

Financial Strategies Acquisition Corp.

By:	/s/ Horst Rzepka
Name: Horst Rzepka
Title: Chief Financial Officer